As filed with the Securities and Exchange Commission on May 23, 2019

Registration No. 333-188703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-6542451
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

127 PUBLIC SQUARE CLEVELAND, OHIO	44114
(Address of Principal Executive Offices)	(Zip Code)

KEYCORP 2013 EQUITY COMPENSATION PLAN

(Full Title of the Plan)

Paul N. Harris

General Counsel and Secretary

KeyCorp

127 Public Square

Cleveland, Ohio 44114

(216) 689-5109

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 23, 2019 (the “Approval Date”), the shareholders of KeyCorp voted to approve KeyCorp’s 2019 Equity Compensation Plan. Effective as of the Approval Date, the KeyCorp 2013 Equity Compensation Plan (the “2013 Equity Plan”) terminated in its entirety and all shares of KeyCorp’s common stock, par value $1.00 per share (“Common Shares”), authorized for issuance under the 2013 Equity Plan which are not subject to awards under the 2013 Equity Plan were canceled and no longer available for issuance as awards; provided that all outstanding awards under the 2013 Equity Plan as of the Approval Date remain outstanding and shall be administered and settled in accordance with the provisions of the 2013 Equity Plan.

Accordingly, KeyCorp is filing this Post-Effective Amendment No. 1 with respect to the Registration Statement on Form S-8 (Registration No. 333-188703) filed by KeyCorp with the Securities and Exchange Commission on May 20, 2013 (the “Registration Statement”) to deregister 12,960,891 Common Shares, which reflects an amount of authorized but unissued Common Shares under the Registration Statement that are not otherwise subject to outstanding awards payable in Common Shares under the 2013 Equity Plan.

KeyCorp is acting pursuant to the power conferred on it to reduce the amount of securities registered by the Registration Statement under Rule 478 of the Securities Act of 1933, as amended, and in accordance with its undertaking set forth in Part II, Item 9 of the Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney for KeyCorp

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 23rd day of May, 2019.

KEYCORP

By:	/s/ Craig T. Beazer
Name: Craig T. Beazer
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on May 23, 2019.

/s/ Beth E. Mooney* Beth E. Mooney	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Donald R. Kimble* Donald R. Kimble	Chief Financial Officer (Principal Financial Officer)

/s/ Douglas M. Schosser* Douglas M. Schosser	Chief Accounting Officer (Principal Accounting Officer)

/s/ Bruce D. Broussard* Bruce D. Broussard	Director

/s/ Charles P. Cooley* Charles P. Cooley	Director

/s/ Gary M. Crosby* Gary M. Crosby	Director

/s/ Alexander M. Cutler* Alexander M. Cutler	Director

/s/ H. James Dallas* H. James Dallas	Director

/s/ Elizabeth R. Gile* Elizabeth R. Gile	Director

/s/ Ruth Ann M. Gillis* Ruth Ann M. Gillis	Director

/s/ William G. Gisel, Jr.* William G. Gisel, Jr.	Director

/s/ Carlton L. Highsmith* Carlton L. Highsmith	Director

/s/ Richard J. Hipple* Richard J. Hipple	Director

/s/ Kristen L. Manos* Kristen L. Manos	Director

/s/ Barbara R. Snyder* Barbara R. Snyder	Director

/s/ David K. Wilson* David K. Wilson	Director

* This Post-Effective Amendment to the Registration Statement has been signed on behalf of the above officers and directors by Craig T. Beazer, as attorney-in-fact, pursuant to a Power of Attorney filed as Exhibit 24 to this Post-Effective Amendment.

By:	/s/ Craig T. Beazer
Name: Craig T. Beazer Attorney-In-Fact

May 23, 2019